UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 29, 2014

JOHNSON CONTROLS, INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Wisconsin	1-5097	39-0380010
______________________________________ (State or other jurisdiction	____________________ (Commission	____________________________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5757 North Green Bay Avenue Milwaukee Wisconsin		53209
_____________________________________________________________ (Address of principal executive offices)		__________________ (Zip Code)

Registrant’s telephone number, including area code:	414-524-1200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to A Vote of Security Holders.

Johnson Controls Inc. (the “Company”) held its 2014 Annual Meeting of Shareholders on January 29, 2014 (the “2014 Annual Meeting”). On January 30, 2014, the independent inspector of elections for the 2014 Annual Meeting delivered its final tabulation of voting results for each of the matters submitted to a vote at the Annual Meeting, certifying the voting results set forth below.

Proposal One:

In an uncontested election, the Company’s shareholders approved the election of the Board of Directors’ four director nominees, each to serve for a one-year term expiring in 2015 or until his or her successor has been duly elected and qualified:

Nominee	For	Withheld	Broker Non-Vote
Natalie A. Black	484,256,119	47,286,788	71,618,559
Raymond L. Conner	523,454,743	8,088,164	71,618,559
William H. Lacy	521,008,099	10,534,808	71,618,559
Alex A. Molinaroli	512,715,845	18,827,062	71,618,559

The other directors of the Company whose terms in office expire after the 2014 Annual Meeting are as follows: terms expiring at the 2015 Annual Meeting of Shareholders-Dennis W. Archer, Richard Goodman and Mark P. Vergnano, and terms expiring at the 2016 Annual Meeting of Shareholders-David P. Abney, Julie L. Bushman, Eugenio Clariond Reyes-Retana and Jeffrey A. Joerres.

Proposal Two:

The ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2014 was approved by the shareholders with the following vote:

For	Withheld	Abstain
592,567,895	8,301,991	2,291,580

Proposal Three:

The management proposal to consider an advisory vote on the compensation of the Company’s named executive officers was approved with the following vote:

For	Withheld	Abstain	Broker Non-Vote
506,980,023	16,761,273	7,800,563	71,619,607

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOHNSON CONTROLS, INC.

Date: January 31, 2014	By:	/s/ Jerome D. Okarma
		Name:	Jerome D. Okarma
		Title:	Vice President, Secretary and General Counsel